                                                                      EXHIBIT 11
                                                                          PAGE 1

              ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                      COMPUTATION OF PRIMARY EARNINGS PER SHARE
        (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)


                                                                             NET
                                                        SHARES              INCOME
                                                        ------              ------
FOR THE THREE MONTHS ENDED
  JUNE 30, 1995
Net income                                                             $   7,677,000

Dividend requirements on Series B preferred stock                           (111,000)

Dividend requirements on Series C preferred stock                           (311,000)

Weighted average of outstanding shares of
  common stock                                         9,121,982               -

Effect of assumed exercise of outstanding
  stock options                                          293,778               -
                                                   -------------       -------------

                                                       9,415,760       $   7,255,000
                                                   -------------       -------------
                                                   -------------       -------------

Earnings per common share                                              $         .77
                                                                       -------------
                                                                       -------------


FOR THE SIX MONTHS ENDED
  JUNE 30, 1995

Net income                                                             $  14,327,000

Dividend requirements on Series B preferred stock                           (267,000)

Dividend requirements on Series C preferred stock                           (622,000)

Weighted average of outstanding shares of
  common stock                                         9,114,482

Effect of assumed exercise of outstanding
  stock options                                          255,029               -
                                                   -------------       -------------

                                                       9,369,511       $  13,438,000
                                                   -------------       -------------
                                                   -------------       -------------

Earnings per common share                                              $        1.43
                                                                       -------------
                                                                       -------------


                                                                      EXHIBIT 11
                                                                          PAGE 2

              ALLIED PRODUCTS CORPORATION AND CONSOLIDATED SUBSIDIARIES
                   COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
        (ALL DOLLARS ROUNDED TO THE NEAREST $1,000, EXCEPT PER SHARES AMOUNTS)



                                                                             NET
                                                        SHARES              INCOME
                                                        ------              ------
FOR THE THREE MONTHS ENDED
  JUNE 30, 1995
Net income                                                             $   7,677,000

Dividend requirements on Series B preferred stock                           (111,000)

Dividend requirements on Series C preferred stock                           (311,000)

Weighted average of outstanding shares of
  common stock                                         9,121,982               -

Effect of assumed exercise of outstanding
  stock options                                          298,204               -
                                                   -------------       -------------

                                                       9,420,186       $   7,255,000
                                                   -------------       -------------
                                                   -------------       -------------

Earnings per common share                                              $         .77
                                                                       -------------
                                                                       -------------

FOR THE SIX MONTHS ENDED
  JUNE 30, 1995

Net income                                                             $  14,327,000

Dividend requirements on Series B preferred stock                           (267,000)

Dividend requirements on Series C preferred stock                           (622,000)

Weighted average of outstanding shares of
  common stock                                         9,114,482

Effect of assumed exercise of outstanding
  stock options                                          298,204               -
                                                   -------------       -------------

                                                       9,412,686      $   13,438,000
                                                   -------------       -------------
                                                   -------------       -------------

Earnings per common share                                             $         1.43
                                                                       -------------
                                                                       -------------
